Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2012 Results and Increases Quarterly Dividend to $0.12 per Share

LOUISVILLE, KY. (February 19, 2013) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 week periods ended December 25, 2012.

	Fourth Quarter			Year to Date
($000’s)	2012	2011	% Change	2012	2011	% Change

Total revenue	309,531	276,616	12	1,263,331	1,109,226	14
Income from operations (1)	22,075	18,210	21	110,458	95,239	16
Net income (1)	13,924	12,297	13	71,170	63,964	11
Diluted EPS (1)	$0.19	$0.17	12	$1.00	$0.88	13

(1) 2012 YTD includes a charge related to a legal settlement discussed below.

Results for the fourth quarter included:

•                  Comparable restaurant sales increased 4.4% at company restaurants and 4.5% at franchise restaurants;

•                  Seven company and two franchise restaurants were opened;

•                  Restaurant margins, as a percentage of restaurant sales, increased 74 basis points to 17.6%;

•                  Diluted earnings per share increased 12% to $0.19 from $0.17 in the prior year; and

•                  The Company repurchased 1,786,855 shares of its common stock for a total purchase price of $29.4 million.

Results year-to-date included:

•                  Comparable restaurant sales increased 4.7% at company restaurants and 5.3% at franchise restaurants;

•                  25 company and two franchise restaurants were opened;

•                  Restaurant margins, as a percentage of restaurant sales, increased 37 basis points to 18.4%;

•                  As previously disclosed, the Company recorded a one-time, pre-tax charge of $5.0 million ($3.1 million after-tax) in the first quarter of 2012 for a legal settlement, which had a $0.04 impact on diluted earnings per share;

•                  Before the previously disclosed first quarter charge, diluted earnings per share increased 17% to $1.04 from $0.88 in the prior year; and

•                  In the fourth quarter, the Company repurchased 1,786,855 shares of its common stock for a total purchase price of $29.4 million.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, commented, “We were very pleased to have finished 2012 on a strong note, with double-digit revenue and earnings per share growth.  Despite the consumer and inflationary challenges, we achieved our third consecutive year of positive same-store sales growth and another year of increased store level profitability.  In addition, our strong balance sheet and healthy cash flows enabled us to return $54 million of excess capital to shareholders through share repurchases and quarterly dividend payments.  While we anticipate further commodity inflation in 2013, we believe our brand is well-positioned for future growth and feel confident about increasing our new restaurant growth for the third consecutive year.”

Franchise Acquisition

Effective December 25, 2012, the Company acquired two franchise restaurants in Illinois for an aggregate purchase price of $4.3 million.  The purchase price was paid in cash.  The acquisition did not have a net revenue or accretive impact in 2012 as it occurred on the last day of the Company’s 2012 fiscal year.

2013 Outlook

The Company reported that comparable restaurant sales at company restaurants for the first 55 days of its fiscal 2013 increased approximately 2.2% compared to the prior year period.  Additionally, the Company announced that it implemented a menu price increase of approximately 2.0% across its restaurants in December 2012.

Management is providing the following expectations for 2013:

•                  Positive comparable restaurant sales growth;

•                  Approximately 28 company restaurant openings;

•                  Food cost inflation of 6.0% to 7.0%;

•                  An income tax rate of approximately 31.0%, which is lower than the prior year rate of 32.8% primarily as a result of the reinstatement of certain federal tax credits at the beginning of 2013; and

•                  Total capital expenditures of $100.0 to $105.0 million.

Cash Dividend Payment

On February 14, 2013, the Company’s Board of Directors authorized the payment of a quarterly cash dividend of $0.12 per share of common stock.  This payment, which will be distributed on March 29, 2013 to shareholders of record at the close of business on March 13, 2013, represents a 33% increase from the cash dividend of $0.09 per share of common stock declared during each quarter of 2012.

Conference Call

The Company is hosting a conference call today, February 19, 2013, at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (888) 710-4022 or (913) 312-1406 for international calls. A replay of the call will be available for one week following the conference call.  To access the replay, please dial (877) 870-5176 or (858) 384- 5517 for international calls, and use 5918054 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today operates over 390 restaurants system-wide in 47 states and two foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of the Company.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; acts of war or terrorism and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

502-515-7300

Media

Travis Doster

502-638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 25, 2012	December 27, 2011	December 25, 2012	December 27, 2011

Revenue:
Restaurant sales	$306,775	$274,192	$1,252,358	$1,099,475
Franchise royalties and fees	2,756	2,424	10,973	9,751

Total revenue	309,531	276,616	1,263,331	1,109,226

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	104,170	92,634	423,615	367,385
Labor	89,674	81,682	367,763	326,233
Rent	6,677	5,997	25,797	23,150
Other operating	52,351	47,742	204,318	184,073
Pre-opening	3,576	4,121	12,399	11,534
Depreciation and amortization	11,996	10,985	46,717	42,709
Impairment and closure	1,561	1,142	1,624	1,201
General and administrative	17,451	14,103	70,640	57,702

Total costs and expenses	287,456	258,406	1,152,873	1,013,987

Income from operations	22,075	18,210	110,458	95,239

Interest expense, net	571	637	2,347	2,413
Equity income from investments in unconsolidated affiliates	125	95	428	366

Income before taxes	21,629	17,668	108,539	93,192
Provision for income taxes	6,923	4,831	34,738	26,765

Net income including noncontrolling interests (1)	$14,706	$12,837	$73,801	$66,427
Less: Net income attributable to noncontrolling interests	782	540	2,631	2,463
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$13,924	$12,297	$71,170	$63,964

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.20	$0.18	$1.02	$0.90
Diluted	$0.19	$0.17	$1.00	$0.88

Weighted average shares outstanding:
Basic	70,097	69,214	70,026	70,829
Diluted	71,509	70,463	71,485	72,278

(1) Results for the 52 weeks ended December 25, 2012 include a $5.0 million charge, before the statutory income tax rate, relating to the settlement of a legal matter.  The settlement is included in general and administrative costs.

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)
(unaudited)

	December 25, 2012	December 27, 2011

Cash and cash equivalents	$81,746	$78,777
Other current assets	40,726	33,197
Property and equipment, net	531,654	497,217
Goodwill	113,435	110,946
Intangible assets, net	9,264	9,042
Other assets	14,429	11,491

Total assets	$791,254	$740,670

Current maturities of long-term debt and obligations under capital leases	338	304
Other current liabilities	158,324	136,068
Long-term debt and obligations under capital leases, excluding current maturities	51,264	61,601
Other liabilities	50,591	46,875
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	525,084	491,904
Noncontrolling interests	5,653	3,918

Total liabilities and equity	$791,254	$740,670

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	52 Weeks Ended
	December 25, 2012	December 27, 2011

Cash flows from operating activities:
Net income including noncontrolling interests	$73,801	$66,427
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	46,717	42,709
Share-based compensation expense	13,193	10,525
Other noncash adjustments	2,116	3,728
Change in working capital	10,113	15,125
Net cash provided by operating activities	145,940	138,514

Cash flows from investing activities:
Capital expenditures - property and equipment	(84,879)	(81,758)
Acquisitions of franchise restaurants, net of cash acquired	(4,297)	—
Proceeds from sale of property and equipment, including insurance proceeds	1,128	188
Net cash used in investing activities	(88,048)	(81,570)

Cash flows from financing activities:
(Repayments) of revolving credit facility, net	(10,000)	10,000
Repurchase shares of common stock	(29,421)	(59,147)
Dividends paid	(24,486)	(17,012)
Other financing activities	8,984	1,738
Net cash used in financing activities	(54,923)	(64,421)

Net increase (decrease) in cash and cash equivalents	2,969	(7,477)
Cash and cash equivalents - beginning of year	78,777	86,254
Cash and cash equivalents - end of year	$81,746	$78,777

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Fourth Quarter		Change		Year to Date		Change
	2012	2011	vs LY		2012	2011	vs LY

Restaurant openings
Company - Texas Roadhouse	7	10	(3)		25	20	5
Company - Aspen Creek	0	0	0		0	0	0
Franchise - Texas Roadhouse	2	0	2		2	1	1
Total	9	10	(1)		27	21	6

Restaurant acquisitions
Company	2	0	2		2	0	2
Franchise	(2)	0	(2)		(2)	0	(2)
Total	0	0	0		0	0	0

Restaurant closures
Company - Texas Roadhouse	0	0	0		0	0	0
Company - Aspen Creek	(1)	0	(1)		(1)	0	(1)
Franchise - Texas Roadhouse	0	0	0		0	0	0
Total	(1)	0	(1)		(1)	0	(1)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	318	291	27
Company - Aspen Creek	2	3	(1)
Franchise - Texas Roadhouse	72	72	0
Total	392	366	26

Company-owned restaurants
Restaurant sales	$306,775	$274,192	11.9%		$1,252,358	$1,099,475	13.9%
Store weeks	4,082	3,755	8.7%		15,936	14,573	9.4%
Comparable restaurant sales growth (1)	4.4%	5.6%			4.7%	4.7%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	4.3%	5.6%			4.7%	4.8%
Average unit volume (2)	$978	$945	3.5%		$4,085	$3,917	4.3%
Weekly sales by group:
Comparable restaurants (273 units)	$75,809
Average unit volume restaurants (26 units)	$68,944
Restaurants less than 6 months old (17 units)	$77,943

Restaurant operating costs (as a % of restaurant sales) (3)
Cost of sales	34.0%	33.8%	17	bps	33.8%	33.4%	41	bps
Labor	29.2%	29.8%	(56	)bps	29.4%	29.7%	(31	)bps
Rent	2.2%	2.2%	(1	)bps	2.1%	2.1%	(5	)bps
Other operating	17.1%	17.4%	(35	)bps	16.3%	16.7%	(43	)bps
Total	82.4%	83.2%	(74	)bps	81.6%	81.9%	(37	)bps

Restaurant margins (4)	17.6%	16.8%	74	bps	18.4%	18.1%	37	bps

Franchise-owned restaurants
Franchise royalties and fees	$2,756	$2,424	13.7%		$10,973	$9,751	12.5%
Store weeks	954	936	1.9%		3,762	3,709	1.4%
Comparable restaurant sales growth (1)	4.5%	5.7%			5.3%	4.3%
Average unit volume (2)	$1,000	$927	7.9%		$4,042	$3,831	5.5%

Pre-opening expense	$3,576	$4,121	(13.2)%		$12,399	$11,534	7.5%

Depreciation and amortization	$11,996	$10,985	9.2%		$46,717	$42,709	9.4%
As a % of revenue	3.9%	4.0%	(10	)bps	3.7%	3.9%	(15	)bps

General and administrative expenses (5)	$17,451	$14,103	23.7%		$70,640	$57,702	22.4%
As a % of revenue	5.6%	5.1%	54	bps	5.6%	5.2%	39	bps

(1)  Comparable restaurant sales growth includes sales from domestic restaurants open 18 months as of the beginning of the measurement period, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from domestic Texas Roadhouse restaurants open six months as of the beginning of the measurement period, excluding sales from restaurants closed during the period.

(3) Depreciation and amortization expense, substantially all of which relates to restaurant-level assets, is excluded from restaurant operating costs and is shown separately as it represents a non-cash charge for the investment in our restaurants.

(4)  Restaurant margins represent restaurant sales less cost of sales, labor, rent and other operating costs (as a percentage of restaurant sales).   Restaurant margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  Restaurant margin is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or other similarly titled measures of other companies.

(5) Results for the 52 weeks ended December 25, 2012 include a $5.0 million pre-tax charge for the settlement of a legal matter.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

(in thousands, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results on a basis before the impact of a settlement of a legal matter.  This item is described in detail throughout this document.

The Company used earnings before the impact of the legal settlement as a key performance measure of results of operations for purposes of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of results before the legal settlement provides additional information to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations in the 52 weeks ended December 25, 2012.

	For the 52 weeks Ended
	December 25, 2012	December 27, 2011
Net income attributable to Texas Roadhouse, Inc. and subsidiaries, excluding settlement charge	$74,232	$63,964
Amount reserved for settlement of a legal matter, net of tax (1)	$(3,062)	$—
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$71,170	$63,964

Weighted average diluted shares outstanding	71,485	72,278

Diluted earnings per share, excluding settlement charge	$1.04	$0.88
Impact of settlement charge on diluted earnings per share	$(0.04)	$—
Diluted earnings per share	$1.00	$0.88

(1)  Amount reserved in the first quarter of fiscal 2012 for the settlement of a legal matter was $5.0 million before the statutory income tax rate.  The settlement amount was included in general and administrative costs on the Company’s Condensed Consolidated Statements of Income and Comprehensive Income.